Exhibit 10.7

Vocus, Inc.
2005 STOCK AWARD PLAN
STOCK OPTION AGREEMENT
          Unless otherwise defined herein, the terms defined in the 2005 Stock Award Plan shall have the same defined meanings in this Stock Option Agreement.
I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

          The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Type of Option:	☐	Incentive Stock Option

	☑	Nonstatutory Stock Option

Expiration Date: As provided in Section 3 of the Agreement.

Vesting Schedule: This Option shall be vested according to the following vesting schedule:

1/3 of the Shares subject to the Option shall vest on each of the first, second, and third anniversaries of the Vesting Commencement Date, subject to Optionee’s Continuous Service on such dates.

Exercise Schedule: To the extent vested, this Option shall be exercisable during its term as provided in Section 3 of the Stock Option Agreement.

II.	AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
     2. Accelerated Vesting. Notwithstanding any other provision in this Option Agreement, any unvested portion of the Option shall vest immediately following a Change in Control.
     3. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by Optionee contacting the Company’s third-party stock option administrator (the “Administrator”) via telephone or its web site and informing the Administrator of Optionee’s election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     The Option shall be deemed exercised when the Administrator receives (i) telephonic or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), and (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any other documents required by this Option Agreement or the Administrator. Full payment may consist of any consideration and method of payment permitted by this Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.
     Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
     4. Term. Optionee may not exercise the Option before the commencement of its term or after its term expires. During the term of the Option, Optionee may only exercise the Option to the extent vested. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

          (a) With respect to the unvested portion of the Option, upon termination of Optionee’s Continuous Service;
          (b) With respect to the vested portion of the Option, ninety (90) days after the termination of Optionee’s Continuous Service for any reason other than Optionee’s Disability, death or termination for Cause;
          (c) With respect to the vested portion of the Option, immediately upon the termination of Optionee’s Continuous Service for Cause;
          (d) With respect to the vested portion of the Option, twelve (12) months after the termination of Optionee’s Continuous Service due to Optionee’s Disability or death;
          (e) Immediately prior to the close of certain Corporate Transactions, pursuant to Section 10(c) of the Plan; or
          (f) The day before the tenth (10th) anniversary of the Date of Grant.
     5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, if any; or
          (c) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     6. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in a form satisfactory to the Company.
     7. Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed two hundred ten (210) days following the effective date of any registration statement of the Company filed under the Securities Act of 1933, as amended.
     Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 (promulgated under the Securities Act of 1933, as amended) transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said two hundred ten (210) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.
     8. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     10. Tax Obligations.
          (a) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     11. Covenants Not to Compete or Hire Employees. The Company faces competition on a worldwide basis and Optionee, through his/her association with the Company as a director, shall acquire a considerable amount of valuable knowledge of the business of the Company. Therefore, it is necessary to afford fair protection to the Company from competition by Optionee. Consequently, as a material inducement to the Company to grant Optionee the Option, Optionee covenants and agrees that for the period commencing with the Grant Date and ending one (1) year after Optionee’s termination of service with the Company (i) Optionee shall not engage, directly, indirectly or in concert with any other person or entity (including, without limitation, those persons or entities in actual competition with the Company such as Aristotle International, Inc., Bacon’s Information, Inc., Biz360, Inc., BurrellesLuce, Cymfony, Inc., Democracy Data and Communications, LLC, GetActive Software, Inc., Grassroots Enterprise, Inc., Legislative Demographic Services, Inc., Political Action Committee Services LLC, Public Affairs Support Services, Inc., or TEKgroup International, Inc. or any other company directly engaged in public relations or government relations automation), in the business of public relations or government relations automation, broadcast news monitoring or in the business of designing, selling, developing, marketing, licensing, distributing or providing to others any software, technology or services which perform functions which are the same or similar to those performed by any software, technology or services being designed, sold, developed, marketed, licensed, distributed or provided by the Company, in each case as of the date of such termination of service, and (ii) Optionee shall not collaborate with in any way whatsoever, or directly or indirectly work for or with, any person or entity with which the Corporation has any distribution, partnering, alliance or other similar agreement or arrangement, whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise.
     Optionee further covenants and agrees that for the period commencing on the date of Optionee’s termination of service for any reason whatsoever and ending one (1) year after Optionee’s termination of service, Optionee shall not, directly or indirectly, (x) hire or engage or attempt to hire or engage any individual who shall have been an employee of the Company at any time during the two (2) year period prior to the date of Optionee’s termination of service, whether for or on behalf of Optionee or for any entity in which Optionee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise, or (y) induce or attempt to induce any customer, developer, client, member, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, developer, client, member, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications regarding the Company).
     12. Treatment of Information. Optionee acknowledges that, in and as a result of his/her service as a director, Optionee shall or may be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as the Corporation’s trade secrets, systems, programs, procedures, manuals, confidential reports and communications, the agreements with or terms of any relationship or agreement with any distributor, customer or strategic partner, and lists and/or electronic mail addresses of customers and prospective customers. Optionee further acknowledges that any information and materials received by the Corporation from third parties in confidence (or subject to nondisclosure or similar covenants) shall be deemed to be and shall be confidential information within the meaning of this Section. Optionee covenants and agrees that Optionee shall not, except with the prior written consent of the Corporation, or except if Optionee is acting as a director of the Corporation solely for the benefit of the Corporation in connection with the Corporation’s business and in accordance with the Corporation’s business practices policies, at any time during or following the term of Participant’s service as a director, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which has been obtained by or disclosed to Optionee as a result of his/her service as director of the Corporation. Disclosure of any such information of the Corporation shall not be prohibited if such disclosure is directly related to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Optionee shall first have given prompt notice to the Corporation of any possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) the Corporation shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.
     13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
     14. No Guarantee of Continued Service. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as an Employee, Consultant or Director (not through the act of being hired, being granted this Option or acquiring shares hereunder). Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee, Consultant or Director for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the company’s right to terminate Optionee’s relationship as an Employee, Consultant or Director, as applicable, at any time, with or without cause.
     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee	Vocus, Inc.

Signature	By

Stephen A. Vintz, CFO

Print Name

Residence Address